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                                                                  EXHIBIT 4.1(b)

                                                                  EXECUTION COPY

                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Pledge and Security Agreement"), dated as of November 19, 2003 is made by Telex Communications, Inc., a Delaware corporation (the "Issuer"), each Domestic Restricted Subsidiary (as defined below) of the Issuer a signatory hereto, and each other Domestic Restricted Subsidiary of the Issuer which may from time to time hereafter become a party hereto pursuant to Section 7.5 (each, individually, an "Additional Grantor", and collectively, the "Additional Grantors", and together with the Issuer, each such Subsidiary, each, individually, a "Grantor", and collectively, the "Grantors"), in favor of BNY Midwest Trust Company, as collateral agent (together with its successor(s) thereto, in such capacity, the "Collateral Agent") for each of the Secured Parties.

                              W I T N E S S E T H :

         WHEREAS, the Issuer, the other Grantors and the Collateral Agent, as trustee, have entered into an Indenture, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), and in connection therewith, the Issuer has issued (the "Notes Issuance") its 11 1/2% Senior Secured Notes due 2008 (and, if applicable, its 11 1/2% Senior Secured Notes due 2008, Series B issued in exchange therefor) (collectively, the "Notes");

         WHEREAS, the Grantors have entered into that certain Credit Agreement, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement") among the financial institutions party thereto (the "Senior Lenders") as lenders and GE Capital Corporation as the agent (the "Agent"), pursuant to which the Senior Lenders have agreed to make certain loans and other financial accommodations to the Grantors from time to time, which Loan Agreement is referenced as the "Senior Credit Facility" under the Indenture, and the other Grantors hereto have each entered into various agreements granting Liens to the Agent for the benefit of the Senior Lenders as well;

         WHEREAS, as a condition precedent to the Notes Issuance, each Grantor is required to execute and deliver this Pledge and Security Agreement;

         WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Pledge and Security Agreement; and

         WHEREAS, it is in the best interests of each Grantor to execute this Pledge and Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from proceeds of the Notes issued by the Issuer;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Holders to acquire the Notes and maintain the Indebtedness evidenced thereby, each Grantor agrees, for the benefit of each Secured Party, as follows:

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                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge and Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Additional Grantor" and "Additional Grantors" are defined in the preamble.

         "Agent" is defined in the second recital.

         "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the date hereof.

         "Collateral" is defined in Section 2.1.

         "Collateral Agent" is defined in the preamble.

         "Computer Hardware and Software Collateral" means:

                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                  (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by any Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

                  (c)all firmware associated therewith;

                  (d)all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through
         (c); and

                  (e) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

         "Control Agreement" means an agreement in form and substance satisfactory to the Collateral Agent which provides for the Collateral Agent to have "control" (as defined in Section 8-106 of the U.C.C., as such term relates to investment property (other than certificated

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Capital Securities or commodity contracts), or as used in Section 9-106 of the
U.C.C., as such term relates to commodity contracts).

         "Copyright Collateral" means all copyrights (including all copyrights for semiconductor chip product mask works) of each Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of such Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule V attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         "Distributions" means all non-cash dividends, paid on Capital Securities, liquidating dividends paid on Capital Securities, shares of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral, but shall not include Dividends.

         "Dividends" means cash dividends and cash distributions with respect to any Capital Securities constituting Collateral that are not a liquidating dividend.

         "Excluded Collateral" means the investment property constituting the Capital Securities of (i) Saguaro Electronica, S.A. de C.V., (ii) Telex Communications, S.A. de C.V., (iii) EVI Audio (Aust) PTY Limited, (iv) Issuer's 50% membership interest in DRF 12000 Portland LLC, a Minnesota limited liability company and (v) 2,197 shares of Prudential Financial, Inc. owned beneficially by Issuer.

         "Grantor" and "Grantors" are defined in the preamble.

         "Indenture" is defined in the first recital.

         "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

         "Issuer" is defined in the preamble.

         "Loan Agreement" is defined in the second recital.

         "Master Deposit Account" means a deposit account of the Issuer to be established and maintained with the Collateral Agent upon the occurrence of an Event of Default.

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         "Material Adverse Effect" means a material adverse effect on

                  (a)the business, operating results or condition (financial or otherwise) of the Issuer and its Subsidiaries, taken as a whole;

                  (b)the ability of any Grantor to perform its obligations under any of the Related Documents, including the payment of any principal, interest, fees, expenses or other amounts under or in respect of any of the Related Documents; or

                  (c)the validity or enforceability of any of the Related Documents or any of the rights or remedies of the Collateral Agent or any other Secured Party under any of the Related Documents.

         "Motor Vehicles" means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

         "Notes" is defined in the first recital.

         "Notes Issuance" is defined in the first recital.

         "Patent Collateral" means:

                  (a) all letters patent and applications for letters patent, including all patent applications in preparation for filing and including each patent and patent application referred to in Item A of
         Schedule III attached hereto;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c) all patent licenses, including each patent license referred to in Item B of Schedule III attached hereto; and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule III attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule III attached hereto, and all rights corresponding thereto throughout the world.

         "Pledge and Security Agreement" is defined in the preamble.

         "Receivables" is defined in clause (c) of Section 2.1.

         "Related Contracts" is defined in clause (c) of Section 2.1.

         "Related Documents" means the Indenture, the Notes, this Pledge and Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, if any, the Copyright Security Agreement, if any, and the Mortgages.

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         "Secured Obligations" is defined in Section 2.2.

         "Secured Parties" means the Collateral Agent, the Trustee and the Holders.

         "Senior Lenders" is defined in the second recital.

         "Trademark Collateral" means:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule IV attached hereto;

                  (b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule IV attached hereto;

                  (c) all reissues, extensions or renewals of any of the items described in clause (a) and (b);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

                  (e) all proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule IV attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

         "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI attached hereto, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

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         "U.C.C." means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any U.C.C. financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Related Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "U.C.C." means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Related Document and any U.C.C. financing statement relating to such perfection or effect of perfection or non-perfection.

         Section 1.2. Indenture Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge and Security Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

         Section 1.3. U.C.C. Definitions. Unless otherwise defined herein or in the Indenture or the context otherwise requires and whether or not capitalized, terms for which meanings are provided in Article 8 or Article 9 of the U.C.C. are used in this Pledge and Security Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                SECURITY INTEREST

         Section 2.1. Grant of Security Interest. Each Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the following property, whether tangible or intangible, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively the "Collateral"):

                  (a) (i) all investment property in which such Grantor has an interest (including the Capital Securities of each issuer of such Capital Securities described in Schedule I hereto) and (ii) all other Capital Securities which are interests in limited liability companies or partnerships in which such Grantor has an interest (including the Capital Securities of each issuer of such Capital Securities described in Schedule I hereto), in each case together with Dividends and Distributions payable in respect of the Collateral described in the foregoing clauses (a)(i) and (a)(ii) and;

                  (b) all goods, including all equipment and inventory; and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory");

                  (c) all accounts, contracts, contract rights, chattel paper, documents, instruments, promissory notes and general intangibles (including tax refunds and payment intangibles), whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security

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         agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, promissory notes, and general intangibles and payment intangibles (all of the foregoing being the "Receivables", and any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts");

                  (d) all deposit accounts (including the Master Deposit Account) and all cash, checks, drafts, notes, bills of exchange, money orders and other like instruments, if any, now owned or hereafter acquired, held therein (or in sub-accounts thereof) and all certificates and instruments, if any, from time to time representing or evidencing such investments, and all interest, earnings and proceeds in respect thereof;

                  (e) all Intellectual Property Collateral;

                  (f) all letter of credit rights;

                  (g) all commercial tort claims in which such Grantor has rights (including as a plaintiff);

                  (h) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

                  (i) all other property and rights of every kind and description and interests therein; and

                  (j) all products, offspring, rents, issues, profits, returns, income, supporting obligations and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a) through (i), and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, "Collateral" shall not include (a) any general intangibles or other rights arising under any contracts or licenses (other than, in each of the foregoing cases, any right to receive payments) or other documents described in such clause as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (b) investment property consisting of Capital Securities of an issuer that is a Foreign Subsidiary of such Grantor, in excess of 65% of the total combined voting power of all Capital Securities of each such Foreign Subsidiary, (c) any Excluded Collateral and (d) any property not of a type included within the description contained in the Loan Documents (as defined in the Loan Agreement) as of the date hereof of property constituting "Collateral" (as such term is defined as of the date hereof in the Loan Agreement). Each Grantor agrees to use reasonable efforts to obtain any such required consent in respect of the general intangibles or other rights referred to above in clause
(a).

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         Section 2.2. Security for Obligations. This Pledge and Security
Agreement secures the payment of all Obligations of the Issuer now or hereafter existing under the Indenture, the Notes and each other Related Document to which the Issuer is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all Obligations of each Grantor now or hereafter existing under its Subsidiary Guarantee, this Pledge and Security Agreement and each other Related Document to which such Grantor is or may become a party (all such obligations of such Grantor being the "Secured Obligations").

         Section 2.3. Delivery of Certificated Securities and Intercompany Notes. All Collateral comprised of Intercompany Notes and certificated Capital Securities shall be delivered to and held by or on behalf of (and, in the case of the Intercompany Notes, endorsed to the order of) the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         Section 2.4. Dividends on Securities and Payments on Intercompany Notes. In the event that any Dividend is to be paid on any Capital Security that constitutes Collateral or any payment of principal or interest is to be made on any Intercompany Note at a time when no Default of the nature referred to in clause (6) of Section 6.01 of the Indenture or Event of Default has occurred and is continuing or would result there form such Dividend or payment may be paid directly to the applicable Grantor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Collateral Agent.

         Section 2.5. Continuing Security Interest; Transfer of Notes. This Pledge and Security Agreement shall create a continuing security interest in the Collateral and shall

                  (a) remain in full force and effect until payment in full in cash of all Secured Obligations,

                  (b) be binding upon each Grantor, its successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer (in whole or in part) any Note held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Holder under any Related Document (including this Pledge and Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Sections 2.14 and 2.15 of the Indenture. Upon the payment in full in cash of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to such Grantor. Upon any such termination, the Collateral Agent will, at such Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Upon (i) the sale, transfer or other disposition of Collateral in accordance with Section 4.16 of the Indenture or (ii) the payment in full in cash of all Secured Obligations, the security interests granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)). Upon any such sale, transfer, disposition or termination,

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the Collateral Agent will, at such Grantor's sole expense, deliver to such
Grantor, without any representations, warranties or recourse of any kind whatsoever, all applicable certificated securities and all applicable Intercompany Notes, together with all other applicable Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination (including such documents as such Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any applicable Motor Vehicle).

         Section 2.6. Grantor Remains Liable. Anything herein to the contrary notwithstanding

                  (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge and Security Agreement had not been executed,

                  (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

                  (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Pledge and Security Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 2.7. Security Interest Absolute. This Pledge and Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until all of the Security Obligations have been paid in full. All rights of the Collateral Agent and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional and irrevocable, irrespective of

                  (a) any lack of validity, legality or enforceability of the Indenture, any Note or any other Related Document;

                  (b) the failure of any Secured Party

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Issuer, any other Grantor or any other Person under the provisions of the Indenture, any Note, any other Related Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, debtor or obligor with respect to, or collateral securing, any Secured Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations;

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                  (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Indenture, any Note or any other Related Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Issuer, any other Grantor, any surety or any guarantor, debtor or obligor.

         Section 2.8. Postponement of Subrogation, etc. Each Grantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full in cash of all Secured Obligations. Any amount paid to any Grantor on account of any payment made hereunder prior to the payment in full in cash of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Secured Parties and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Indenture; provided, however, that if

                  (a) such Grantor has made payment to the Secured Parties of all or any part of the Secured Obligations, and

                  (b) all Secured Obligations have been paid in full in cash,

each Secured Party agrees that, at the requesting Grantor's request and sole expense, the Secured Parties will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against the Issuer or any other Grantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge and Security Agreement to any Secured Party.

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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties. Each Grantor represents and warrants to each Secured Party insofar as the representations and warranties contained herein are applicable to such Grantor and its properties, as set forth in this Article III.

         Section 3.2. As to Capital Securities of Subsidiaries. With respect to any Subsidiary of any Grantor that is

                  (a) a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable, and represented by a certificate (except for any Subsidiary organized under the laws of Germany); and

                  (b) a partnership or limited liability company, no Capital Securities issued by such Subsidiary (i) are dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide that such Capital Securities are a security governed by Article 8 of the U.C.C. or (iii) are held in a securities account.

The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by any Grantor hereunder are as set forth in Schedule I hereto.

         Section 3.3. As to Intercompany Notes. In the case of each Intercompany Note, all of such Intercompany Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

         Section 3.4. Grantor Name, Location, etc. The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the U.C.C. is set forth in Item A of Schedule II hereto. Set forth in Item B of Schedule II is each location a secured party would have filed a U.C.C. financing statement to perfect a security interest in equipment, inventory and general intangibles owned by each Grantor in the past five years. No Grantor has any trade names other than those set forth in Item C of Schedule II hereto. During the past five years preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto. The name set forth on the signature page is the true and correct name of such Grantor. Each Grantor's federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto. No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto. No Grantor maintains any deposit accounts with any Person except as set forth in Item G of Schedule II hereto.

         Section 3.5. Ownership, No Liens, etc. Such Grantor owns its Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Pledge and Security Agreement except as permitted by the Indenture. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Pledge and Security Agreement or as have been filed in connection with Liens permitted pursuant to Section 4.18 of the Indenture or as to which a duly executed termination statement relating to such financing statement or other instrument has been delivered to the Collateral Agent on the Closing Date.

         Section 3.6. Possession and Control. Each Grantor agrees that it will maintain exclusive possession of its goods, instruments, promissory notes and inventory, other than (a) inventory in transit in the ordinary course of business and (b) instruments or promissory notes that have been delivered to the Collateral Agent or the Agent, as applicable, pursuant to Section 3.7.

         Section 3.7. Negotiable Documents, Instruments and Chattel Paper. Such Grantor has, contemporaneously herewith, delivered to the Agent, in accordance with the Intercreditor Agreement, possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by such Grantor (duly endorsed in blank).

         Section 3.8. Intellectual Property Collateral. With respect to any Intellectual Property Collateral the loss, impairment or infringement of which could reasonably be expected to have a Material Adverse Effect:

                  (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) such Intellectual Property Collateral is valid and enforceable;

                  (c) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral (except with respect to Intellectual Property Collateral that it is acquiring on the date hereof, in which case, such Grantor agrees to promptly (and in any event within 15 Business Days of the date hereof) deliver to the United States Patent and Trademark Office for filing on proper forms, together with the necessary filing fees, all necessary filings and recordations to protect its interest in such newly-acquired Intellectual Property Collateral), including recordations of all of its interests in the Patent Collateral, if any, and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices in countries in which the failure to so file and/or record could reasonably be expected to have a Material Adverse Effect and its claims to the Copyright Collateral, if any, in the United States Copyright Office and in corresponding offices in countries in which the failure to so file and/or record could reasonably be expected to have a Material Adverse Effect;

                  (d) such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and

                  (e) such Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every such item of Intellectual Property Collateral in full force and effect throughout the world, as applicable.

Such Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in or necessary for the conduct of such Grantor's business.

         Section 3.9. Validity, etc. This Pledge and Security Agreement creates a valid continuing security interest in the Collateral securing the payment of the Secured Obligations, and, subject to the Intercreditor Agreement and Liens of the type referred to in clause (16) of the definition of "Permitted Liens" in the Indenture:

                  (a) in the case of Collateral comprised of certificated securities or instruments, upon the delivery of such Collateral to the Agent, such security interest will be a valid first priority perfected security interest;

                  (b) in the case of Collateral comprised of uncertificated securities and other investment property (other than certificated Securities), upon the Agent obtaining "control" (as defined in Section 8-106 of the U.C.C., as such term relates to investment property (other than certificated securities or commodity contracts), or as used in
         Section 9-106 of the U.C.C., as such term relates to commodity contracts) of such Collateral and the filing of the Uniform Commercial Code financing statements delivered by the Grantor having an interest in such Collateral to the Collateral Agent with respect to such Collateral, such security interest will be a valid first priority perfected security interest;

                  (c) in the case of Collateral comprised of Motor Vehicles, upon the recordation or notation of the Collateral Agent's Lien on the certificates of title or ownership in respect of such Motor Vehicles and the filing of the Uniform Commercial Code financing statements delivered by the Grantor having an interest in such Motor Vehicles to the Collateral Agent with respect to such Collateral, such security interest will be a valid first priority perfected security interest;

                  (d) in the case of all other Collateral, upon the filing in the jurisdiction of incorporation or formation of the applicable Grantor Uniform Commercial Code financing statements delivered by the Grantor to the Collateral Agent with respect to such Collateral, such security interest will be a valid first priority perfected security interest (except to the extent a Uniform Commercial Code financing statement was previously filed in connection with Liens permitted pursuant to Section 4.18 of the Indenture and such financing statement remains effective in respect of such Collateral).

Each Grantor agrees to deliver UCC-1 and UCC-3 financing statements to a filing agent acceptable to the Collateral Agent and make any other filings reasonably necessary to perfect the security interests contemplated hereby at the sole expense of such Grantor.

         Section 3.10. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect (or otherwise provided for to the satisfaction of the Agents), no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

                  (a) for the grant by such Grantor of the security interest granted hereby, the pledge by such Grantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Pledge and Security Agreement by such Grantor,

                  (b) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder, or

                  (c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge and Security Agreement, or, except with respect to any Capital Securities issued by a Subsidiary of such Grantor, as may be required in connection with a disposition of such Capital Securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge and Security Agreement.

         Section 3.11. Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially adversely affect the value of the Collateral as a whole or the worth of the Collateral as a whole as collateral security.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1. Certain Covenants. Each Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid, such Grantor will, unless the Trustee shall otherwise consent in writing, perform, comply with and be bound by the obligations set forth in this Article IV.

         Section 4.2. As to Investment Property and Intercompany Notes; Etc.

         SECTION 4.2.1. Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries that is

                  (a) a corporation, business trust, joint stock company or similar Person, to issue uncertificated securities (except for any Subsidiary organized under the laws of Germany); and

                  (b) a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its organic documents that its Capital Securities are securities governed by Article 8 of the U.C.C., or (iii) place such Subsidiary's Capital Securities in a securities account.

         SECTION 4.2.2. Investment Property (other than Certificated Securities). With respect to any investment property (other than certificated securities) of such Grantor, such Grantor shall

(a) cause a Control Agreement relating to such investment property to be executed and delivered in favor of the Collateral Agent and (b) deliver Uniform Commercial Code financing statements which when filed will result in the Collateral Agent having a first priority perfected security interest in such investment property.

         SECTION 4.2.3. Stock Powers, etc. Such Grantor agrees that all certificated securities constituting Collateral delivered by such Grantor pursuant to this Pledge and Security Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent. Grantor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to such Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Event of Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Collateral Agent.

         SECTION 4.2.4. Continuous Pledge. Such Grantor will, at all times, keep pledged to the Collateral Agent pursuant hereto on a first priority perfected basis all investment property constituting Collateral, all Dividends and Distributions with respect thereto, all Intercompany Notes, all interest, principal and other proceeds received by the Collateral Agent with respect to the Intercompany Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral and will not permit any Subsidiary of such Grantor to issue any securities which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

         SECTION 4.2.5. Voting Rights; Dividends, etc. Such Grantor agrees:

                  (a) after any Default of the nature referred to in clause (6) of Section 6.01 of the Indenture or any Event of Default shall have occurred and be continuing, promptly upon receipt of notice thereof by such Grantor and without any request therefor by the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with clause (b) of
         Section 6.1; and

                  (b) after any Event of Default shall have occurred and be continuing and the Collateral Agent has notified such Grantor of the Collateral Agent's intention to exercise its voting power under this
         Section 4.2.5(b)

                           (i) the Collateral Agent may exercise (to the
                  exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any securities or other investment property constituting Collateral and such Grantor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote such securities and such other Collateral; and

                           (ii) promptly to deliver to the Collateral Agent such
                  additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, payment intangibles and proceeds which may at any time and from time to time be held by such Grantor but which such Grantor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by such Grantor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.2.5(b), such Grantor shall have the exclusive voting power with respect to any securities constituting Collateral and the Collateral Agent shall, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise voting power with respect to any such securities; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would violate any provision of the Indenture or any other Related Document (including this Pledge and Security Agreement).

         SECTION 4.2.6. Amendment of Organic Documents. Such Grantor will not amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of any terms or provisions contained in, or applicable to, any certificate of incorporation, formation, LLC agreement, operating agreement, shareholder agreement or similar document of any issuer of any Capital Security comprising the Collateral in which it has an equity interest if the effect thereof is to impair, or is in any manner materially adverse to, the rights or interests of the Collateral Agent or any other Secured Party hereunder or under the Indenture or any other Related Document, without the prior written consent of the Collateral Agent and the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days' prior written notice to the Collateral Agent. If any Grantor is organized outside of the United States, it will not change its "location" as determined in accordance with Sections 9-301 and 9-307 of the U.C.C. and as set forth in Item A of Schedule II hereto except upon 30 days' prior written notice to the Collateral Agent.

         Section 4.3. As to Receivables. (a) Each Grantor shall have the right to collect all Receivables so long as no Default of the nature set forth in clause (6) of Section 6.01 of the Indenture nor any Event of Default shall have occurred and be continuing; provided, however, that such Grantor agrees to promptly deposit all payments received by such Grantor on account of the Receivables, whether in the form of cash, checks, drafts, notes, bills of exchange, money orders or other like instruments or otherwise, in a deposit account in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection).

         (b) All proceeds of Collateral received by such Grantor shall be deposited into a deposit account of such Grantor, unless, during the occurrence and continuance of an Event of Default, such Grantor is otherwise notified in writing by the Collateral Agent. Following any such notice by the Collateral Agent to such Grantor pursuant to this Section 4.3(b), all proceeds of Collateral received by such Grantor shall be delivered in kind to the Master Deposit Account (which shall be established by the Issuer with the Collateral Agent if such Master Deposit Account is not then existing) or any other account or accounts specified by the Collateral Agent. Proceeds of Collateral received by such Grantor shall, prior to deposit in the Master Deposit Account or such other account or accounts specified by the Collateral Agent, be held separate and apart from, and not commingled with, all other property and in express trust for the benefit of the Collateral Agent until delivery thereof is made to the Master Deposit Account or such other account or accounts.

         (c) Following and during the continuance of an Event of Default, such Grantor shall transfer all funds out of each of its deposit accounts that is not the Master Deposit Account (other than, in the aggregate, cash or Cash Equivalent Investments in all deposit accounts (other than the Master Deposit Account) that do not exceed at any time $10,000) for deposit into the Master Deposit Account at the close of business each day or, if not commercially reasonable to do so, no less frequently than once every five Business Days.

         (d) The Collateral Agent shall have the right to apply any amount in each deposit account (including the Master Deposit Account) to the payment of any Secured Obligations which are due and payable or payable upon demand or to the payment of any Secured Obligations at any time that an Event of Default shall have occurred and be continuing.

         (e) With respect to each deposit account maintained with the Collateral Agent (including the Master Deposit Account), it is hereby agreed that (i) deposits in each such deposit account are subject to a security interest as contemplated hereby, (ii) each such deposit account shall be under the sole dominion and control of the Collateral Agent and (iii) the Collateral Agent shall have the sole right of withdrawal over each such deposit account; provided, however, that, unless and until the Collateral Agent shall notify the applicable Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof, no such Grantor shall withdraw any of the funds contained in any such deposit account (which notice may be given by telephone if promptly confirmed in writing or by facsimile), any such Grantor may at any time withdraw any of the funds contained in its deposit account for use in any lawful manner not inconsistent with the provisions of this Pledge and Security Agreement, the Indenture or any other Related Document.

         Section 4.4. As to Collateral. (a) Until the occurrence and continuance of a Default of the nature set forth in clause (6) of Section 6.01 of the Indenture or an Event of Default, and such time as the Collateral Agent shall notify such Grantor of the revocation of such power and authority such Grantor
(i) may in the ordinary course of its business (except as otherwise permitted under the Indenture), at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business (except as otherwise permitted under the Indenture), any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request following the occurrence of a Default of the nature set forth in clause (6) of Section 6.01 of the Indenture or an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business (except as otherwise prohibited under the Indenture), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Collateral Agent, however, may, at any time following a Default of the nature set forth in clause (6) of Section 6.01 of the Indenture or an Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Collateral Agent following a Default of the nature set forth in clause (6) of Section 6.01 of the Indenture or an Event of Default, such Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

         (b) Following a Default of the nature set forth in clause (6) of
Section 6.01 of the Indenture or an Event of Default, the Collateral Agent is authorized to endorse, in the name of such Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

         Section 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral of such Grantor:

                  (a) such Grantor shall not, unless such Grantor shall either
         (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Patent Collateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable;

                  (b) such Grantor shall not, and such Grantor shall not permit any of its licensees to, unless such Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Trademark Collateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise,

                           (i) fail to continue to use any of the Trademark
                  Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

                           (ii) fail to maintain as in the past the quality of
                  products and services offered under all of the Trademark Collateral in a manner which might reasonably be expected to cause material impairment of any such Trademark Collateral,

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

                           (iii) fail to employ all of the Trademark Collateral
                  registered with any Federal or state or foreign authority with an appropriate notice of such registration,

                           (iv) adopt or use any other Trademark which is
                  confusingly similar or a colorable imitation of any of the Trademark Collateral,

                           (v) use any of the Trademark Collateral registered
                  with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, and

                           (vi) do or permit any act or knowingly omit to do any
                  act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable;

                  (c) such Grantor shall not, unless such Grantor shall either
         (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to such Grantor, or (ii) have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof;

                  (d) such Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

                  (e) in the event such Grantor or any of its agents, employees, designees or licensees shall file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, it shall promptly inform the Collateral Agent, and upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (f) such Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and
         (c)); and

                  (g) such Grantor shall, contemporaneously herewith, execute and deliver to the Collateral Agent a Patent Security Agreement and a Trademark Security Agreement in the forms of Exhibits A and B hereto, respectively, and shall execute and deliver to the Collateral Agent any other document required to acknowledge or register or perfect the Collateral Agent's interest in any part of the Intellectual Property Collateral.

         Section 4.6 Insurance. Such Grantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to its business and properties (including the Equipment and Inventory) against such casualties and contingencies and of such types and in such amounts as is required pursuant to the Indenture and will, upon the request of the Collateral Agent, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by such Grantor in accordance with this Section.

         Section 4.7 Further Assurances, etc. Such Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, subject to the Intercreditor Agreement, such Grantor will

                  (a) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Collateral Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;

                  (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. Section 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby;

                  (c) promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral;

                  (d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Intercompany Note or other instrument constituting Collateral;

                  (e) furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail;

                  (f) do all things reasonably requested by the Collateral Agent in order to enable the Collateral Agent to have control (as such term is defined in Article 8 and Article 9 of any applicable Uniform Commercial Code relevant to the creation, perfection or priority of Collateral consisting of investment property, deposit accounts, electronic chattel paper and letter of credit rights) over any Collateral;

                  (g) notify the Collateral Agent if such Grantor reasonably believes it is entitled to recover a commercial tort claim the value of which is in excess of $50,000 and such Grantor take all such action reasonably requested by the Collateral Agent to grant to the Collateral Agent and perfect a security interest in such commercial tort claim; and

                  (h) within 60 days from the date hereof, each Grantor will cause appropriate documentation to be filed and/or delivered, to perfect the security interest granted hereunder to the Collateral Agent in 65% of the Capital Securities of such Grantor's Subsidiaries organized under the laws of Singapore.

With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Pledge and Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                   ARTICLE V

                              THE COLLATERAL AGENT

         Section 5.1. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, following the occurrence and continuation of a Default of the nature set forth in clause (6) of Section 6.01 of the Indenture or an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge and Security Agreement, including:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.7).

Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         Section 5.2. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.3.

         Section 5.3. Collateral Agent Has No Duty. In addition to, and not in limitation of, Section 2.6, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         Section 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI

                                    REMEDIES

         Section 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                           (i) require each Grantor to, and such Grantor hereby
                  agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties, and

                           (ii) without notice except as specified below, sell
                  the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent against, all or any part of the Secured Obligations as follows:

                           (i) first, to the payment of any amounts payable to
                  the Collateral Agent pursuant to Sections 6.09 and 7.07 of the Indenture and Section 6.3;

                           (ii) second, to the equal and ratable payment of
                  Secured Obligations, in accordance with each Secured Party's Secured Obligations owing to it under or pursuant to the Indenture or any other Related Document, applied

                                    (A) first to fees and expense reimbursements
                           then due to such Secured Party,

                                    (B) then to interest due to such Secured
                           Party, and

                                    (C) then to pay the remaining outstanding
                           Secured Obligations; and

                           (iii) third, to be held as additional collateral
                  security until the payment in full in cash of all of the Secured Obligations, after which such remaining cash proceeds shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) The Collateral Agent may,

                           (i) transfer all or any part of the Collateral into
                  the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

                           (iii) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts, or other writings in
                  such Grantor's name to allow collection of the Collateral,

                           (v) take control of any proceeds of the Collateral,
                  and

                           (vi) execute (in the name, place and stead of such
                  Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         Section 6.2. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         Section 6.3. Indemnity and Expenses.

                  (a) Each Grantor jointly and severally agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge and Security Agreement (including enforcement of this Pledge and Security Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or wilful misconduct.

                  (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with

                           (i) the administration of this Pledge and Security
                  Agreement,

                           (ii) the custody, preservation, use or operation of,
                  or the sale of, collection from, or other realization upon, any of the Collateral,

                           (iii) the exercise or enforcement of any of the
                  rights of the Collateral Agent or the Secured Parties hereunder, and

                           (iv) the failure by any Grantor to perform or observe
                  any of the provisions hereof.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.1. Related Document. This Pledge and Security Agreement is a Related Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the provisions of Article I thereof.

         Section 7.2. Amendments; etc. No amendment to or waiver of any provision of this Pledge and Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of (x) the Holders or (y) the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 7.3. Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which each Grantor agrees hereunder to perform and which such Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         Section 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and, if to any Grantor, mailed or telecopied or delivered to it, addressed to it in care of the Issuer at the address of the Issuer specified in the Indenture, if to the Collateral Agent, mailed or telecopied or delivered to it, addressed to it at the address of the Collateral Agent specified in the Indenture. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         Section 7.5. Additional Grantors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become a "Grantor" hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Pledge and Security Agreement.

         Section 7.6. Section Captions. Section captions used in this Pledge and Security Agreement are for convenience of reference only, and shall not affect the construction of this Pledge and Security Agreement.

         Section 7.7. Severability. Wherever possible each provision of this Pledge and Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge and Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge and Security Agreement.

         Section 7.8. Counterparts. This Pledge and Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

         Section 7.9. Governing Law, Entire Agreement, etc. THIS PLEDGE AND SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AND SECURITY AGREEMENT AND THE OTHER RELATED DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         Section 7.10. Intercreditor Agreement.

         (a) In case of any conflict or inconsistency between this Pledge and Security Agreement and the Intercreditor Agreement or with respect to the rights and obligations of the parties prior to enforcement and the conditions and terms on which security interests may be enforced, the Intercreditor Agreement shall control; provided, however, that the terms of the Intercreditor Agreement shall not increase the obligations of, or adversely affect any rights, of any Grantor, in each case under this Pledge and Security Agreement.

         (b) Not in limitation but in furtherance of the foregoing, any provision of this Pledge and Security Agreement that provides for the Collateral Agent to have "control" of any Collateral consisting of investment property for purposes of Article 8 or 9 of the U.C.C. shall be deemed satisfied if the Agent shall have control of such Collateral (including, in the case of any such Collateral consisting of certificated securities by the delivery of such Collateral to the Agent) so long as the conditions described in Section 9-314(c) of the U.C.C. shall not be satisfied prior to the Collateral Agent obtaining control of any such Collateral following the relinquishment of such control by the Agent unless the Lien of the Collateral Agent in such Collateral is terminated or released in accordance with the terms hereof or the Intercreditor Agreement.

         (c) Prior to the termination of the Loan Agreement, in the event that any obligation of a Grantor conflicts with an obligation of such Grantor under the Loan Documents executed pursuant to (and as defined in) the Loan Agreement, such Grantor will first comply with its obligation under such Loan Documents, and then, to the extent possible, comply with its obligations hereunder.

         (d) Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Pledge and Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case in respect of any collateral constituting Noteholder Collateral (as defined in the Intercreditor Agreement) are subject to the provisions of the Intercreditor Agreement, including the grantor of security interest in this Pledge and Security Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge and Security Agreement, the terms of the Intercreditor Agreement shall govern.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, each Grantor has caused this Pledge and Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    TELEX COMMUNICATIONS, INC., a Delaware
                                    corporation

                                    By ______________________________
                                       Name:
                                       Title: Chief Executive Officer

                                    TELEX COMMUNICATIONS
                                    INTERNATIONAL, LTD. a Delaware corporation

                                    By _______________________________________
                                       Name:
                                       Title:

                                                   Pledge and Security Agreement

                                    BNY MIDWEST TRUST COMPANY, as
                                      Collateral Agent

                                    By _______________________________________
                                       Name:
                                       Title:

                                                   Pledge and Security Agreement

                                                                       EXHIBIT A
                                                to Pledge and Security Agreement

                            PATENT SECURITY AGREEMENT

         This PATENT SECURITY AGREEMENT (this "Agreement"), dated as of _______, ________ is made between _____________, a ______________ (the "Grantor"), and
BNY Midwest Trust Company, as collateral agent (together with its successor(s) thereto, in such capacity the "Collateral Agent") for each of the Secured Parties;

                              W I T N E S S E T H :

         WHEREAS, the Issuer, the other Grantors and the Collateral Agent, as trustee, have entered into an Indenture, dated as of November 19, 2003, (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), and in connection therewith, the Issuer has issued (the "Notes Issuance") its Senior Secured Notes due 2008 (and, if applicable, its Senior Secured Notes due 2008, Series B issued in exchange therefor) (collectively, the "Notes");

         WHEREAS, the Grantors have entered into that certain Credit Agreement, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement") among the financial institutions party thereto (the "Senior Lenders") as lenders and General Electric Capital Corporation as the agent (the "Agent"), pursuant to which the Senior Lenders have agreed to make certain loans and other financial accommodations to the Grantors from time to time, which Loan Agreement is referenced as the "Senior Credit Facility" under the Indenture, and the other Grantors hereto have each entered into various agreements granting Liens to the Agent for the benefit of the Senior Lenders as well;

         WHEREAS, in connection with the Indenture, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Pledge and Security Agreement");

         WHEREAS, as a condition precedent to the Notes Issuance, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Secured Obligations;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         WHEREAS, it is in the best interests of each Grantor to execute this Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from proceeds of the Notes issued by the Issuer;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Holders to acquire the Notes and maintain the Indebtedness evidenced thereby, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Pledge and Security Agreement.

         SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Collateral Agent, and grant to the Collateral Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "Patent Collateral"), whether now owned or hereafter acquired or existing by it:

                  (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule III attached hereto;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c) all patent licenses, including each patent license referred to in Item B of Schedule III attached hereto; and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule III attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule III attached hereto, and all rights corresponding thereto throughout the world.

         SECTION 3. Pledge and Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world, such registration will be completed by, and at the cost of the Grantor. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Secured Party under the Pledge and Security Agreement. The Pledge and Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 4. Release of Security Interest. Upon payment in full in cash of all Secured Obligations, and upon delivery to the Collateral Agent of an Officer's Certificate and an Opinion of Counsel, the Collateral Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

         SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 6. Related Document, etc. This Agreement is a Related Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

         SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 8. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Pledge and Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case in respect of any collateral constituting Noteholder Collateral (as defined in the Intercreditor Agreement) are subject to the provisions of the Intercreditor Agreement, including the grantor of security interest in this Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    [NAME OF GRANTOR], a __________
                                        __________

                                    By ________________________________
                                       Name:
                                       Title:

                                    BNY MIDWEST TRUST COMPANY, as
                                        Collateral Agent

                                    By ________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B
                                                to Pledge and Security Agreement

                          TRADEMARK SECURITY AGREEMENT

         This TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of _________, ___________ is made between _____________________, a ___________
__________ (the "Grantor"), and BNY Midwest Trust Company, collateral agent (together with its successor(s) thereto, in such capacity the "Collateral Agent") for each of the Secured Parties;

                              W I T N E S S E T H :

         WHEREAS, the Issuer, the other Grantors and the Collateral Agent, as trustee, have entered into an Indenture, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), and in connection therewith, the Issuer has issued (the "Notes Issuance") its Senior Secured Notes due 2008 (and, if applicable, its Senior Secured Notes due 2008, Series B issued in exchange therefor) (collectively, the "Notes");

         WHEREAS, the Grantors have entered into that certain Credit Agreement, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement") among the financial institutions party thereto (the "Senior Lenders") as lenders and General Electric Capital Corporation as the agent (the "Agent"), pursuant to which the Senior Lenders have agreed to make certain loans and other financial accommodations to the Grantors from time to time, which Loan Agreement is referenced as the "Senior Credit Facility" under the Indenture, and the other Grantors hereto have each entered into various agreements granting Liens to the Agent for the benefit of the Senior Lenders as well;

         WHEREAS, in connection with the Indenture, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Pledge and Security Agreement");

         WHEREAS, as a condition precedent to the Notes Issuance, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Secured Obligations;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         WHEREAS, it is in the best interests of each Grantor to execute this Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from proceeds of the Notes issued by the Issuer;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Holders to acquire the Notes and maintain the Indebtedness evidenced thereby, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Pledge and Security Agreement.

         SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Collateral Agent, and grant to the Collateral Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "Trademark Collateral"), whether now owned or hereafter acquired or existing by it:

                  (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Schedule IV attached hereto;

                  (b) all Trademark licenses, including each Trademark license referred to in Item B of Schedule IV attached hereto;

                  (c) all reissues, extensions or renewals of any of the items described in clause (a) and (b);

                  (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

                  (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Schedule IV attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

         SECTION 3. Pledge and Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world, such registration will be completed by, and at the cost of the Grantor. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Secured Party under the Pledge and Security Agreement. The Pledge and Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 4. Release of Security Interest. Upon payment in full in cash of all Secured Obligations, and upon delivery to the Collateral Agent of an Officer's Certificate and an Opinion of Counsel, the Collateral Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

         SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 6. Related Document, etc. This Agreement is a Related Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

         SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 8. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Pledge and Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case in respect of any collateral constituting Noteholder Collateral (as defined in the Intercreditor Agreement) are subject to the provisions of the Intercreditor Agreement, including the grantor of security interest in this Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                             [NAME OF GRANTOR], a ____________
                                                _____________

                                             By ______________________________
                                                Name:
                                                Title:

                                             BNY MIDWEST TRUST COMPANY, as
                                                Collateral Agent

                                             By ______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT C
                                                to Pledge and Security Agreement

                          COPYRIGHT SECURITY AGREEMENT

         This COPYRIGHT SECURITY AGREEMENT (this "Agreement"), dated as of _________, _____________, is made between _____________________, a __________
(the "Grantor"), and BNY Midwest Trust Company as collateral agent (together with its successor(s) thereto, in such capacity the "Collateral Agent") for each of the Secured Parties;

                              W I T N E S S E T H :

         WHEREAS, the Issuer, the other Grantors and the Collateral Agent, as trustee, have entered into an Indenture, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), and in connection therewith, the Issuer has issued (the "Notes Issuance") its Senior Secured Notes due 2008 (and, if applicable, its Senior Secured Notes due 2008, Series B issued in exchange therefor) (collectively, the "Notes");

         WHEREAS, the Grantors have entered into that certain Credit Agreement, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement") among the financial institutions party thereto (the "Senior Lenders") as lenders and General Electric Capital Corporation as the agent (the "Agent"), pursuant to which the Senior Lenders have agreed to make certain loans and other financial accommodations to the Grantors from time to time, which Loan Agreement is referenced as the "Senior Credit Facility" under the Indenture, and the other Grantors hereto have each entered into various agreements granting Liens to the Agent for the benefit of the Senior Lenders as well;

         WHEREAS, in connection with the Indenture, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of November 19, 2003, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Pledge and Security Agreement");

         WHEREAS, as a condition precedent to the Notes Issuance, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Secured Obligations;

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

         WHEREAS, it is in the best interests of each Grantor to execute this Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from proceeds of the Notes issued by the Issuer;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Holders to acquire the Notes and maintain the Indebtedness evidenced thereby, the Grantor agrees, for the benefit of each Secured Party, as follows:

         SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Pledge and Security Agreement.

         SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Collateral Agent, and grant to the Collateral Agent a security interest in, for its benefit and the benefit of each Secured Party, all of the following property (the "Copyright Collateral"), whether now owned or hereafter acquired or existing by it, being all copyrights (including all copyrights for semi-conductor chip product mask works) of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule V attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

         SECTION 3. Pledge and Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Secured Party under the Pledge and Security Agreement. The Pledge and Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 4. Release of Security Interest. Upon payment in full in cash of all Secured Obligations, the Collateral Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

         SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 6. Related Document, etc. This Agreement is a Related Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

         SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 8. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Pledge and Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case in respect of any collateral constituting Noteholder Collateral (as defined in the Intercreditor Agreement) are subject to the provisions of the Intercreditor Agreement, including the grant of security interest in this Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                             [NAME OF GRANTOR], a ____________
                                                _____________

                                             By ______________________________
                                                Name:
                                                Title:

                                             BNY MIDWEST TRUST COMPANY, as
                                                Collateral Agent

                                             By ______________________________
                                                Name:
                                                Title:

                                                                         ANNEX I
                                                to Pledge and Security Agreement

                   SUPPLEMENT TO PLEDGE AND SECURITY AGREEMENT

         This SUPPLEMENT NO. ___, dated as of ________ __, ____ (this "Supplement"), to the Pledge and Security Agreement, dated as of ________, __________ (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Pledge and Security Agreement"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 7.5 thereof (each, individually, a "Grantor", and, collectively, the "Grantors"), in favor of BNY Midwest Trust Company, as collateral agent (together with its successor(s) thereto, in such capacity the "Collateral Agent") for each of the Secured Parties (such and other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Pledge and Security Agreement), is made by the undersigned.

                              W I T N E S S E T H:

         WHEREAS, the Issuer, the other Grantors and the Collateral Agent, as trustee, have entered into an Indenture, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), and in connection therewith, the Issuer has issued (the "Notes Issuance") its Senior Secured Notes due 2008 (and, if applicable, its Senior Secured Notes due 2008, Series B issued in exchange therefor) (collectively, the "Notes");

         WHEREAS, the Grantors have entered into that certain Credit Agreement, dated as of November 19, 2003 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement") among the financial institutions party thereto (the "Senior Lenders") as lenders and General Electric Capital Corporation as the agent (the "Agent"), pursuant to which the Senior Lenders have agreed to make certain loans and other financial accommodations to the Grantors from time to time, which Loan Agreement is referenced as the "Senior Credit Facility" under the Indenture, and the other Grantors hereto have each entered into various agreements granting Liens to the Agent for the benefit of the Senior Lenders as well;

         WHEREAS, pursuant to the Pledge and Security Agreement, the undersigned is required to execute and deliver this Supplement;

         WHEREAS, the undersigned has duly authorized the execution, delivery and performance of this Supplement and the Pledge and Security Agreement;

         WHEREAS, the Pledge and Security Agreement provides that additional parties may become Grantors under the Pledge and Security Agreement by execution and delivery of an instrument in the form of this Supplement;

         WHEREAS, pursuant to the provisions of Section 7.5 of the Pledge and Security Agreement, the undersigned is becoming an Additional Grantor under the Pledge and Security Agreement; and

         WHEREAS, the undersigned desires to become a Grantor under the Pledge and Security Agreement in order to induce the Holders to acquire the Notes and maintain the Indebtedness evidenced thereby as consideration therefor;

         NOW, THEREFORE, the undersigned agrees, for the benefit of each Secured Party, as follows:

         SECTION 1. In accordance with the Pledge and Security Agreement, the undersigned by its signature below becomes a Grantor under the Pledge and Security Agreement with the same force and effect as if it were an original signatory thereto as a Grantor and the undersigned hereby

                  (a) agrees to all the terms and provisions of the Pledge and Security Agreement applicable to it as a Grantor thereunder;

                  (b) assigns and pledges to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, and grants to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired by the undersigned (its "Collateral"):

                           (i) (A) all investment property in which the
                  undersigned has an interest (including the Capital Securities of each issuer of such Capital Securities described in
                  Schedule I hereto the undersigned) and (B) all other Capital Securities which are interests in limited liability companies or partnerships in which the undersigned has an interest (including the Capital Securities of each issuer of such Capital Securities described in Schedule I hereto), in each case together with Dividends and Distributions payable in respect of the Collateral described in the foregoing clauses
                  (b)(i) and (b)(ii);

                           (ii) all goods, including equipment and inventory;

                           (iii) all accounts, contracts, contract rights,
                  chattel paper, documents, instruments, promissory notes and general intangibles (including tax refunds and payment intangibles) of the undersigned, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the undersigned now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, promissory notes, general intangibles and payment intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, promissory notes and general intangibles being the "Receivables", and any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts");

                           (iv) all deposit accounts of the undersigned and all
                  cash, checks, drafts, notes, bills of exchange, money orders and other like instruments, if any, now owned or hereafter acquired, held therein (or in sub-accounts thereof) and all certificates and instruments, if any, from time to time representing or evidencing such investments, and all interest, earnings and proceeds in respect thereof;

                           (v) all Intellectual Property Collateral of the
                  undersigned;

                           (vi) letter of credit rights;

                           (vii) all commercial tort claims in which such
                  Grantor has rights (including as a plaintiff);

                           (viii) all books, records, writings, data bases,
                  information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

                           (ix) all of the undersigned's other property and
                  rights of every kind and description and interests therein;
                  and

                           (x) all products, offspring, rents, issues, profits,
                  returns, income, supporting obligations and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in subclauses (b)(i) through (b)(x), proceeds deposited from time to time in any lock box or deposit account of the undersigned, and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral);

         provided, however, that "Collateral" shall not include (a) any general intangibles or other rights arising under any contracts or licenses (other than, in each of the foregoing cases, any right to receive payments) or other documents described in such clause as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (b) investment property consisting of Capital Securities of an issuer that is a Foreign Subsidiary of such Grantor, in excess of 65% of the total combined voting power of all Capital Securities of each such Foreign Subsidiary, (c) any Excluded Collateral and (d) any property not of a type included within the description contained in the Loan Documents (as defined in the Loan Agreement) as of November 19, 2003 of property constituting "Collateral" (as such term is defined as of November 19, 2003 in the Loan Agreement).

                  (c) agrees that each of the Schedules attached hereto shall be deemed to be a Schedule thereto; and

                  (d) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.

In furtherance of the foregoing, each reference to a "Grantor" or "Additional Grantor" in the Pledge and Security Agreement shall be deemed to include the undersigned.

         SECTION 2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

         SECTION 3. Except as expressly supplemented hereby, the Pledge and Security Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge and Security Agreement shall not in any way be affected or impaired.

         SECTION 5. Without limiting the provisions of the Indenture (or any other Related Document, including the Pledge and Security Agreement), the undersigned agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Collateral Agent.

         SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS SUPPLEMENT, THE PLEDGE AND SECURITY AGREEMENT AND THE OTHER RELATED DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7. This Supplement hereby incorporates by reference the provisions of the Pledge and Security Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Pledge and Security Agreement. Unless otherwise defined herein or the context otherwise requires, terms used in this Supplement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Pledge and Security Agreement.

         SECTION 8. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        [NAME OF ADDITIONAL GRANTOR], a
                                          ____________ _____________

                                        By: ___________________________________
                                            Name:
                                            Title:

ACKNOWLEDGED AND ACCEPTED BY:

BNY MIDWEST TRUST COMPANY, as Collateral Agent

By:_________________________________
   Name:
   Title: